Exhibit 99.B(h)(2)(v)

Participation Agreement

Exhibit B

Portfolios:

Core Income Portfolio
Diversified Bond Portfolio
Floating Rate Income Portfolio
High Yield Bond Portfolio
Inflation Managed Portfolio
Managed Bond Portfolio
Short Duration Bond Portfolio
Emerging Markets Debt Portfolio
Comstock Portfolio
Dividend Growth Portfolio
Equity Index Portfolio
Focused Growth Portfolio
Growth Portfolio
Large-Cap Growth Portfolio
Large-Cap Value Portfolio
Main Street® Core Portfolio
Mid-Cap Equity Portfolio
Mid-Cap Growth Portfolio
Mid-Cap Value Portfolio
Small-Cap Equity Portfolio
Small-Cap Growth Portfolio (formerly named Developing Growth Portfolio)
Small-Cap Index Portfolio
Small-Cap Value Portfolio
Value Advantage Portfolio
Health Sciences Portfolio
Real Estate Portfolio
Technology Portfolio
Emerging Markets Portfolio
International Equity Income Portfolio
International Large-Cap Portfolio
International Small-Cap Portfolio
International Value Portfolio
Pacific Dynamix - Conservative Growth Portfolio
Pacific Dynamix - Moderate Growth Portfolio
Pacific Dynamix - Growth Portfolio
Portfolio Optimization Conservative Portfolio
Portfolio Optimization Moderate-Conservative Portfolio
Portfolio Optimization Moderate Portfolio
Portfolio Optimization Growth Portfolio
Portfolio Optimization Aggressive-Growth Portfolio
PSF DFA Balanced Allocation Portfolio
PD 1-3 Year Corporate Bond Portfolio
PD Aggregate Bond Index Portfolio
PD High Yield Bond Market Portfolio
PD Large-Cap Growth Index Portfolio
PD Large-Cap Value Index Portfolio
PD Small-Cap Growth Index Portfolio
PD Small-Cap Value Index Portfolio
PD Emerging Markets Portfolio
PD International Large-Cap Portfolio

Effective: April 30, 2020, agreed to and accepted by:

PACIFIC SELECT FUND

By:	/s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: Senior Vice President

PACIFIC SELECT DISTRIBUTORS LLC

By:	/s/ Brett Hynes
Name: Brett Hynes
Title: Vice President

PACIFIC LIFE FUND ADVISORS LLC

By:	/s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: Senior Vice President

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: Senior Vice President

PACIFIC LIFE & ANNUITY COMPANY

By:	/s/ Trevor T. Smith
Name: Trevor T. Smith
Title: Assistant Vice President, Corporate Financial